Exhibit 99.5

RAIT FINANCIAL TRUST

OFFER TO EXCHANGE

COMMON SHARES AND CASH

FOR UP TO $             OF

6.875% CONVERTIBLE SENIOR NOTES DUE 2027

To Our Clients:

Enclosed for your consideration is a preliminary prospectus, dated                     , 2009 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by RAIT Financial Trust (the “Company”) to exchange its common shares of beneficial interest, par value $.01 per share (the “Common Shares”), and cash for up to $             aggregate principal amount of its outstanding 6.875% Convertible Senior Notes due 2027 (the “Convertible Notes”). Holders who validly tender and do not validly withdraw their Convertible Notes prior to 5:00 p.m., New York City time, on                     , 2009, will receive for each $1,000 principal amount of Convertible Notes: (i)              common shares, (ii) a cash payment of $            , and (iii) accrued and unpaid interest on the Convertible Notes to, but excluding, the settlement date, payable in cash (the “Exchange Offer”).

This material is being forwarded to you as the beneficial owner of the Convertible Notes held by us for your account but not registered in your name. A tender of the Convertible Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Convertible Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal.

Your instructions should be promptly forwarded to us in order to permit us to tender the Convertible Notes on your behalf in accordance with the terms and conditions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2009, unless extended or earlier terminated by the Company (such date and time, as it may be extended, the “Expiration Date”). Convertible Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date or, if not previously returned by the Company, after 40 business days from the commencement of the Exchange Offer if the Company has not accepted the tendered Convertibles Notes for exchange by that date.

Your attention is directed to the following:

•	The Exchange Offer is for up to $ of the Convertible Notes.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer—Conditions to the Exchange Offer.”

•	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2009, unless extended or earlier terminated by the Company.

IF YOU WISH TO HAVE US TENDER YOUR CONVERTIBLE NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER CONVERTIBLE NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by RAIT Financial Trust with respect to its 6.875% Convertible Senior Notes due 2027 (the “Convertible Notes”).

This will instruct you to tender the Convertible Notes indicated below (or, if no number is indicated below, all Convertible Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Convertible Notes held by you for my (our) account as indicated below:

Convertible Notes (CUSIP No. 74923M AA8)
☐ Please tender $ aggregate principal amount of Convertible Notes (in integral multiples of $1,000)

☐ Please do not tender any Convertible Notes held by you for any account

Dated: , 2009

Signature(s):

Print Name(s) here:

(Print Address (es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number (s)):

NONE OF THE CONVERTIBLE NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED WE WILL TENDER ALL THE CONVERTIBLE NOTES HELD BY US FOR YOUR ACCOUNT.